UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:   February  1, 2005

Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Clearwater Loop, #101, Post Falls, ID 83854

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code 208-457-9409

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into A Material Definitive Agreement

Effective February 1, 2005, Lifestream and LifeNexus, Inc. entered into an Intellectual Property and Capital Interest Agreement pursuant to which Lifestream agreed to assign certain intellectual property rights pertaining to a secured data acquisition, transmission, storage and analysis system for use by LifeNexus in the development and marketing of smart card technologies that include credit card features in conjunction with emergency medical and insurance data, personal medical savings account and emergency medical insurance.  The assignment will be consummated upon LifeNexus completing its initial funding of $500,000 within six months, at which time Lifestream will receive a conversion value of 49% of the initial equity value in LifeNexus through the issuance of convertible preferred stock. LifeNexus is then obligated to raise an additional $4 million within 18 months, at which time Lifestream’s 49% interest will be converted to common shares of LifeNexus adjusted as provided for in the Agreement.  LifeNexus has granted Lifestream a non-exclusive, royalty-free worldwide perpetual license in the intellectual property transferred as it relates to Lifestream’s point-of-care health related diagnostic devices.

Lifestream determined that it was not in a position to commercialize the technology assigned to LifeNexus based on market conditions and costs related to exploit the technology for areas unrelated to its core business of point-of-care health related diagnostic devices.  LifeNexus was recently organized in order to provide universal solutions for the portability of medical records.  In connection with the assignment, Lifestream agreed to allow its president and chief executive officer, Christopher Maus, to assist LifeNexus in the initial phases of product development and rollout for an undetermined period of time. Mr. Maus will receive compensation from LifeNexus during the period that he serves as a Director of LifeNexus.  Mr. Maus and the Company believe that Mr. Maus will still be able to devote the majority of his time to Lifestream, and no adjustment is being made in Mr. Maus’ compensation that he is currently receiving from Lifestream, for which Mr. Maus had previously accepted a reduction in his compensation program from Lifestream.

Lifestream’s Board of Directors unanimously approved the transaction following determination that it was unlikely that the Company would be able to derive any commercial benefit from this technology at the present time, and that the assignment to LifeNexus offered the Company the most optimal arrangement for obtaining a financial benefit from the technology.

Item 9.01.

Financial Statements And Exhibits

(c)

Exhibits.

10.25

Intellectual Property and Capital Interest Agreement effective as of February 1, 2005

99.1

Press release dated February 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTREAM TECHNOLOGIES, INC.

By:	/s/ CHRISTOPHER MAUS
Christopher Maus
Chief Executive Officer

Dated:  February 8, 2005

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